Exhibit 99.1

enabling tomorrow’s technologies™
355 South Technology Drive, Central Islip, New York 11722 | T 631.981.7081 | info@cvdequipment.com

CVD Equipment Corporation Reports

First Quarter Fiscal Year 2024 Financial Results

CENTRAL ISLIP, N.Y., (Business Wire) – May 13, 2024 - CVD Equipment Corporation (NASDAQ: CVV), today announced its financial results for the first quarter ended March 31, 2024.

Manny Lakios, President and CEO of CVD Equipment Corporation, commented, “First quarter 2024 revenue was $4.9 million, down significantly versus the prior year period, as our business continues to experience fluctuations in revenue given the nature of the emerging growth end markets we serve. While we are disappointed with our first quarter performance, we’ll stay the course on strategic efforts to achieve profitability, carefully managing our costs and cash flow while simultaneously focusing on growth and return on investment.”

Mr. Lakios added, “As we mentioned in our year-end press release, we started off the year with several key order wins during the first quarter. These included a strategic order for our PVT200 system from a new customer, marking an important milestone as we seek to gain traction for SiC crystal boule growth, as well as a multi-system order for our SiC CVD coating reactors. The PVT200 customer plans to evaluate our equipment for potential additional orders. This improved order performance resulted in an increase in backlog from $18.4 million at year-end to $27.1 million at March 31, 2024. We are encouraged by these orders, as we continue to fund both research and development and sales and marketing activities, including direct engagement with multiple potential customers, highly focused on penetrating key market opportunities.”

First Quarter 2024 Financial Performance

●	Revenue of $4.9 million, down $3.8 million or 43.4% year over year primarily due to lower system revenues.
●	Gross profit margin percentage was 17.5% due to lower gross profit margins on certain contracts in progress at our CVD Equipment segment partially offset by higher gross profit margins by our SDC segment.
●	Operating loss of $1.6 million.
●	Net loss of $1.5 million or $0.22 basic and diluted share, compared to a net loss of $40,000 or $0.01 per basic and diluted share for the prior year first quarter.
●	Cash and cash equivalents of $11.9 million as of March 31, 2024 as compared to $14.0 million as of December 31, 2023.

First Quarter 2024 Operational Performance

●	Orders for the first quarter were $13.5 million primarily driven by demand in the aerospace sector and in our SDC segment for gas delivery equipment.

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●	As mentioned above we received these important orders in the quarter:
	●	An order for our new PVT200 system used to grow silicon carbide crystals for the manufacture of 200 mm wafers. This represents our second customer for our PVT equipment that the customer will evaluate for potential additional orders.
	●	A multisystem order from an industrial customer for approximately $10 million that will be used for depositing a silicon carbide protective coating on OEM components, with systems scheduled to ship in 2025.
●	During the first quarter, we implemented a plan to reduce our operating costs to be consistent with current customer demand. This resulted in a reduction in our work force in early January 2024. We continue to evaluate the demand for our products and opportunities to reduce our operating costs.

The success of our PVT150 and PVT200 marketing efforts is dependent on the performance of our equipment in the field, overall market conditions, our customers’ ability to qualify their end product with their customers and our customers’ ability to obtain the funding necessary to purchase our equipment.

Management Conference Call and Webcast

The Company will hold a conference call to discuss its results today at 5:00 pm (Eastern Time). To participate in the live conference call, please dial toll free (877) 407-2991 or international (201) 389-0925. A telephone replay will be available for 7 days. To access the replay, dial (877) 660-6853 or international (201) 612-7415. The replay passcode is 13746228.

A live and archived webcast of the call will also be available on the company’s website at www.cvdequipment.com/events. The archived webcast will be available at the same location approximately two hours following the end of the live event.

About CVD Equipment Corporation

CVD Equipment Corporation (NASDAQ: CVV) designs, develops, and manufactures a broad range of chemical vapor deposition, thermal processing, physical vapor transport, gas and chemical delivery control systems, and other equipment and process solutions used to develop and manufacture materials and coatings for industrial applications and research. Our products are used in production environments as well as research and development centers, both academic and corporate. Major target markets include high power electronics (silicon carbide), EV battery materials / energy storage (carbon nanotubes, graphene and silicon nanowires), aerospace & defense (ceramic matrix composites) and industrial applications. Through its application laboratory, the Company allows customers the option to bring their process tools to our laboratory and to work collaboratively with our scientists and engineers to optimize process performance.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by CVD Equipment Corporation) contains statements that are forward-looking. All statements other than statements of historical fact are hereby identified as “forward-looking statements, “as such term is defined in Section 27A of the Securities Exchange Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward looking information involves a number of known and unknown risks and uncertainties that could cause actual results to differ materially from those discussed or anticipated by management. Potential risks and uncertainties include, among other factors, market and business conditions, the success of CVD Equipment Corporation’s growth and sales strategies, the possibility of customer changes in delivery schedules, cancellation of, or failure to receive orders, potential delays in product shipments, delays in obtaining inventory parts from suppliers and failure to satisfy customer acceptance requirements, competition in our existing and potential future product lines of business, including our PVT systems; our ability to obtain financing on acceptable terms if and when needed; uncertainty as to our ability to develop new products for the high power electronics market; uncertainty as to our future profitability; uncertainty as to any future expansion of the Company; uncertainty as to our ability to adequately obtain raw materials and components from foreign markets in light of geopolitical developments; and other risks and uncertainties that are described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and the Company’s other filings with the Securities and Exchange Commission. For forward-looking statements in this release, the Company claims the protection of the safe harbor of the Private Securities Litigation Reform Act of 1995. The Company assumes no obligations to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. Past performance is not a guarantee of future results.

For further information about this topic please contact:

Richard Catalano, Executive Vice President & CFO

Phone: (631) 981-7081

Email: investorrelations@cvdequipment.com

www.cvdequipment.com | www.firstnano.com | www.stainlessdesign.com

enabling tomorrow’s technologies™

CVD EQUIPMENT CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(In thousands, except per share data- Unaudited)

	Three Months Ended March 31,
	2024	2023
Revenue	$4,922	$8,695
Cost of revenue	4,063	6,261
Gross profit	859	2.434
Operating expenses
Research and development	746	602
Selling	419	419
General and administrative	1,317	1,600
Total operating expenses	2,482	2,621
Operating loss	(1,623)	(187)
Net loss	$(1,472)	$(40)
Basic and diluted loss per share	$(0.22)	$(0.01)

CVD EQUIPMENT CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands -Unaudited)

	March 31, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$11,893	$14,025
Accounts receivable, net	2,971	1,906
Contract assets	2,689	1,604
Inventories, net	4,925	4,454
Other current assets	858	852
Total current assets	23,336	22,841
Property, plant and equipment, net	12,089	12,166
Other assets	18	18
Total assets	$35,443	$35,025

Liabilities and Stockholders’ Equity
Current liabilities	$10,198	$8,554
Long-term debt, net of current portion	247	268
Total stockholders’ equity	24,998	26,203
Total liabilities and stockholders’ equity	$35,443	$35,025

This earnings release should be read in conjunction with the Company’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for fiscal year ended December 31, 2023.

www.cvdequipment.com | www.firstnano.com | www.stainlessdesign.com
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